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VOYA INVESTORS TRUST

AMENDMENT #103 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Effective: April 11, 2016

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including Article VI, Sections 6.1, 6.2 and 6.3 and Article XI, Section 11.4, hereby amend the Declaration of Trust to:

Designate Class R6 shares for the following Portfolios:

1.                                      Voya Multi-Manager Large Cap Core Portfolio

2.                                      VY BlackRock Inflation Protected Bond Portfolio

3.                                      VY Invesco Growth and Income Portfolio

4.                                      VY JPMorgan Emerging Markets Equity Portfolio

5.                                      VY JPMorgan Small Cap Core Equity Portfolio

6.                                      VY Morgan Stanley Global Franchise Portfolio

7.                                      VY T. Rowe Price Capital Appreciation Portfolio

8.                                      VY T. Rowe Price Equity Income Portfolio

9.                                      VY T. Rowe Price International Stock Portfolio

10.                               VY Templeton Global Growth Portfolio

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee